As filed with the Securities and Exchange Commission on February 4,  2003.

Registration No. 333-101541

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota	46-0458824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

625 Ninth Street

Rapid City, South Dakota 57701

(605) 721-1700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven J. Helmers, Esq.

General Counsel

625 Ninth Street

Rapid City, South Dakota 57701

(605) 721-1700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Robert J. Melgaard, Esq. Mark D. Berman, Esq. Conner & Winters, P.C. 3700 First Place Tower 15 East Fifth Street Tulsa, Oklahoma 74103 (918) 586-5711 (918) 586-8548 (Facsimile)	Stacy J. Kanter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3497 (917) 777-3497 (Facsimile)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 2 is to file three exhibits to the Registration Statement, as shown in Item 16 of Part II below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

All amounts, which are payable by the Registrant, except the SEC registration fee, are estimates.

SEC registration fee	$36,800
Printing and shipping expenses	250,000
Legal fees and expenses	265,000
Accounting fees and expenses	220,000
Trustee’s and transfer agent’s fees and expenses	20,000
Rating agency fees	140,000
Miscellaneous	43,200

Total	$975,000

Item 15.    Indemnification of Directors and Officers.

Section 47-2-58.2 of the South Dakota Codified Laws provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. With respect to actions or suits by or in the right of the corporation, the statute provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. The Bylaws of the Registrant provide that the Registrant shall indemnify any officer or director who acted in a manner which such person reasonably believed to be within the scope of such person’s authority against liability incurred by such person to the same extent and under the same circumstances as are currently permitted under the South Dakota Codified Laws. In addition, the Registrant has entered into specific agreements with the directors and officers of the Registrant providing for indemnification of such persons under certain circumstances.

The Registrant’s Articles of Incorporation also eliminate the liability of the Registrant’s directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director’s liability (a) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any violation of Sections 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, which relate in part to certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derived an improper personal benefit.

The Registrant carries directors’ and officers’ liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 16.    Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Description

1*	Form of Underwriting Agreement.

2**	Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation.

4.1**	Articles of Incorporation of the Registrant.

4.2***	Articles of Amendment of the Registrant.

4.3**	Bylaws of the Registrant.

4.4***	Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Registrant.

4.5****	Form of Indenture (Senior Debt Securities).

4.6****	Form of Senior Debt Security (included in Exhibit 4.5).

4.7****	Form of Indenture (Subordinated Debt Securities).

4.8****	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9****	Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share.

4.10	Form of Warrant Agreement.

4.11	Form of Warrant Certificate (included in Exhibit 4.10).

4.12****	Form of Purchase Contract.

4.13****	Form of Purchase Contract Certificate (included in Exhibit 4.12).

5.1	Opinion of Steven J. Helmers regarding the legality of the securities.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

8*	Opinion of Conner & Winters, P.C., regarding certain federal tax matters.

12****	Statements Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Steven J. Helmers (included in Exhibit 5.1).

23.2****	Consent of Deloitte & Touche LLP.

Exhibit Number	Description

23.3*	Consent of Conner & Winters, P.C. (included in Exhibit 8).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24****	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Senior Debt Securities).

25.2*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Subordinated Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-52664), and incorporated by reference herein.
***	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 26, 2000.
****	Previously filed with this Registration Statement.

Item 17.    Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 4th day of February, 2003.

BLACK HILLS CORPORATION

By:	/s/ DANIEL P. LANDGUTH
Daniel P. Landguth Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANIEL P. LANDGUTH Daniel P. Landguth	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 4, 2003

/s/ MARK T. THIES Mark T. Thies	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2003

/s/ ROXANN R. BASHAM Roxann R. Basham	Vice President – Controller and Assistant Secretary (Principal Accounting Officer)	February 4, 2003

/s/ EVERETT E. HOYT Everett E. Hoyt	Director, President and Chief Operating Officer	February 4, 2003

ADIL M. AMEER* Adil M. Ameer	Director	February 4, 2003

BRUCE B. BRUNDAGE* Bruce B. Brundage	Director	February 4, 2003

Signature	Title	Date

DAVID C. EBERTZ* David C. Ebertz	Director	February 4, 2003

JOHN R. HOWARD* John R. Howard	Director	February 4, 2003

KAY S. JORGENSEN* Kay S. Jorgensen	Director	February 4, 2003

DAVID S. MANEY* David S. Maney	Director	February 4, 2003

THOMAS J. ZELLER* Thomas J. Zeller	Director	February 4, 2003

*By: /s/ MARK T. THIES Mark T. Thies, Attorney-in-Fact		February 4, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

1*	Form of Underwriting Agreement.

2**	Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation.

4.1**	Articles of Incorporation of the Registrant.

4.2***	Articles of Amendment of the Registrant.

4.3**	Bylaws of the Registrant.

4.4***	Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Registrant.

4.5****	Form of Indenture (Senior Debt Securities).

4.6****	Form of Senior Debt Security (included in Exhibit 4.5).

4.7****	Form of Indenture (Subordinated Debt Securities).

4.8****	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9****	Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share.

4.10	Form of Warrant Agreement.

4.11	Form of Warrant Certificate (included in Exhibit 4.10).

4.12****	Form of Purchase Contract.

4.13****	Form of Purchase Contract Certificate (included in Exhibit 4.12).

5.1	Opinion of Steven J. Helmers regarding the legality of the securities.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

8*	Opinion of Conner & Winters, P.C. regarding certain federal tax matters.

12****	Statements Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Steven J. Helmers (included in Exhibit 5.1).

23.2****	Consent of Deloitte & Touche LLP.

23.3*	Consent of Conner & Winters, P.C. (included in Exhibit 8).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24****	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Senior Debt Securities).

25.2*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Subordinated Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (No. 333-52664), and incorporated by reference herein.
***	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 26, 2000.
****	Previously filed with this Registration Statement.